As filed with the Securities and Exchange Commission on June 14, 2004	Registration No. 333-___

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SPHERION CORPORATION

(Exact name of issuer as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	36-3536544 (I.R.S. Employer Identification No.)

2050 Spectrum Boulevard
Fort Lauderdale, Florida 33309-3799
(Address of Principal Executive Offices) (Zip Code)

SPHERION CORPORATION AMENDED AND RESTATED
2000 EMPLOYEE STOCK PURCHASE PLAN
(Full title of the Plan)

LISA G. IGLESIAS, ESQ.
SENIOR VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
Spherion Corporation
2050 Spectrum Boulevard
Fort Lauderdale, Florida 33309-3799
(954) 308-7600
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

		Proposed maximum	Proposed maximum
Title of securities	Amount to be	offering price	aggregate	Amount of
to be registered	registered	per share	offering price	registration fee

Common Stock $0.01 par value	1,000,000	$10.035 (1)	$10,035,000	$1,271.43

(1)	Calculated pursuant to Rule 457(c) and (h) on the basis of the average of the high and low prices of the Common Stock on the New York Stock Exchange on June 8, 2004.

INCORPORATION OF CONTENTS OF PRIOR REGISTRATION STATEMENTS

     Pursuant to Instruction E of Form S-8, the contents of Registration Statement No. 333-40914 relating to the Amended and Restated 2000 Employee Stock Purchase Plan are incorporated herein by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

     The following exhibits are filed with or incorporated by reference into this Registration Statement pursuant to Item 601 of Regulation S-K:

Exhibit No.	Description
5	Opinion of Mazursky & Dunaway, LLP

23.1	Consent of Mazursky & Dunaway, LLP (included in Exhibit 5)

23.2	Consent of Deloitte & Touche LLP

24	Power of Attorney (see signature pages to this Registration Statement)

SIGNATURES

     Pursuant to the requirements of the Securities Act, the Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Lauderdale, State of Florida, on this 14th day of June, 2004.

SPHERION CORPORATION
By:	/s/ Roy G. Krause
Roy G. Krause
President and Chief Operating Officer

POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that the individuals whose signatures appear below constitute and appoint Roy G. Krause and Mark W. Smith, or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing required or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, could lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities indicated below on the 14th day of June, 2004:

/s/ Roy G. Krause Roy G. Krause	President and Chief Operating Officer (principal executive officer)

/s/ Mark W. Smith Mark W. Smith	Senior Vice President and Chief Financial Officer (principal financial officer)

/s/ John T. McMickle John T. McMickle	Vice President and Controller

[SIGNATURES CONTINUED ON FOLLOWING PAGE]

/s/ Steven S. Elbaum Steven S. Elbaum	Director

/s/ William F. Evans William F. Evans	Director

/s/ James J. Forese James J. Forese	Director

/s/ J. Ian Morison J. Ian Morrison	Director

/s/ David R. Parker David R. Parker	Director

/s/ A. Michael Victory A. Michael Victory	Director

EXHIBIT INDEX

Exhibit No.	Description
5	Opinion of Mazursky & Dunaway, LLP

23.1	Consent of Mazursky & Dunaway, LLP (included in Exhibit 5)

23.2	Consent of Deloitte & Touche LLP

24	Power of Attorney (included as part of signature page)